Exhibit 99.1

November 2018 Third Quarter 2018 Investor Presentation (NASDAQ: AFIN)

American Finance Trust, Inc. COMPANY HIGHLIGHTS Service Retail Focus Service retail properties that are more resistant to e - commerce vs. traditional retail High - Quality Portfolio 94% portfolio occupancy (1) with a balance of single - tenant assets with long - term leases and retail centers focused on experiential tenants Creditworthy Tenants 82% of top - ten tenants are investment grade rated (1) Conservative Balance Sheet Ample liquidity with modest net leverage of 38% (1) Positioned for Growth Rent escalators in 80% (1) of existing leases and a robust $104 million acquisition pipeline (2) Significant Leasing Upside Strong leasing pipeline of 15 new leases and renewals under negotiation for 183,000 square feet (2) 1) See Definitions in the appendix for a full description. 2) Acquisition and leasing pipeline statistics as of October 15, 2018. Inclusive of properties that have closed or are expected to close after September 30, 2018 and of leases that have been executed or are expected to be executed after September 30, 2018. There can be no assurance these acquisitions or leases will be completed on their current terms, or at all . Leasing pipeline includes 11 new leases totaling approximately 171,000 square feet and 4 lease renewals totaling approximately 12,000 square feet. 2

QUARTERLY HIGHLIGHTS – Q3 2018

American Finance Trust


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Strong Acquisitions[1]

- Acquired 62 properties for $119 million in Q3 2018
- Acquisition pipeline of $104 million, with a focus on service oriented single-tenant retail assets
- Total closed and pipeline acquisitions of $295 million year-to-date with an average cash cap rate of 7.0%[2] and an average GAAP cap rate of 8.1%[2]



Robust Leasing

- Multi-tenant occupancy of 86.7%[2] and executed occupancy of 87.5%[3] as of Q3 2018.
- Leasing pipeline of 11 new leases and 4 renewals with executed letters of intent for 183,000 square feet[4]
- Leasing pipeline includes a new 10-year lease with At Home for over 100,000 square feet, successfully backfilling Elder-Beerman[4]



Enhanced Portfolio

- Since 2017, AFIN acquired 176 single-tenant properties with a weighted average lease term of 17 years and sold 49 single-tenant properties with a weighted average lease term of 6 years
- 80% of the single-tenant assets acquired since 2017 are service-oriented retail tenants



Strategic Dispositions

- Completed sale of fully stabilized West Lake Crossing multi-tenant asset
- The SunTrust disposition plan for vacant properties remains on track with 4 properties sold in Q3 2018 and 21 remaining, representing 0.5% of AFIN's portfolio[5]
- Total gross dispositions of $28.3 million, the net proceeds of which are available for future redeployment[6]

Superior portfolio of high-quality real estate assets with contractually embedded rent growth

1) Refer to slide 4 for additional information
2) See Definitions in the appendix for a full description.
3) Includes occupancy as of September 30, 2018, as defined in the appendix as well as all leases executed by both parties as of September 30, 2018 where the tenant has yet to take possession as of such date.
4) Includes (i) all leases executed by both parties as of October 15, 2018, but after September 30, 2018, and (ii) all leases under negotiation with an executed LOI by both parties as of October 15, 2018. Leasing pipeline includes 11 new leases totaling approximately 171,000 square feet and 4 lease renewals totaling approximately 12,000 square feet. There can be no assurance that the executed LOIs, which are not binding, will become executed leases that commence on the same terms, or at all
5) Percentage based on total rentable square feet in AFIN's portfolio as of September 30, 2018.
6) Net proceeds related to these dispositions of $14.3 million.

American Finance Trust, Inc. 3

American Finance Trust

ROBUST ACQUISITION ACTIVITY

Closed on $190 million of high-quality, single-tenant acquisitions through September 30, 2018 and currently have a $104 million pipeline. Total closed and pipeline acquisitions of $295 million with an average GAAP cap rate[1] of 8.1%.

($ in millions, SF in thousands, lease term remaining in years)

Closed Transactions (as of September 30, 2018)	Property Type	Number of Properties	Square Feet	Purchase Price[2]	GAAP Cap Rate[1]	Lease Term Remaining[3]	Closed
Sonny's BBQ	Service Retail	3	19	$8.4	8.2%	15.3	Q1'18
Mountain Express	Service Retail	9	30	$17.9	8.3%	19.3	Q1'18
Kum & Go	Service Retail	1	5	$3.3	7.0%	9.7	Q1'18
DaVita	Medical Office	2	13	$2.3	7.7%	7.4	Q1'18
White Oak	Service Retail	9	22	$11.8	9.3%	19.5	Q1'18
Mountain Express	Service Retail	15	59	$27.4	8.5%	19.6	Q2'18
Dialysis Portfolio	Medical Office	7	64	$16.3	7.5%	9.1	Q3'18
Children of America	Education	2	33	$8.5	8.2%	14.9	Q3'18
Burger King	Service Retail	1	3	$1.9	7.8%	14.9	Q3'18
White Oak	Service Retail	9	18	$5.8	9.0%	19.1	Q3'18
Bob Evans	Service Retail	22	111	$51.7	—	18.6	Q3'18
Mountain Express	Service Retail	14	47	$29.2	8.7%	19.9	Q3'18
Taco John's	Service Retail	7	15	$5.9	8.5%	15.1	Q3'18
2018: Total Closed		**101**	**439**	**$190.4**	**8.3%[5]**	**16.6**	

Pipeline	Property Type	Number of Properties	Square Feet	Purchase Price[2]	GAAP Cap Rate[1]	Lease Term Remaining[3]	Status[4]
White Oak	Service Retail	1	4	$3.2	9.2%	20.0	Closed Q4'18
Pizza Hut	Service Retail	9	24	$10.0	7.7%	15.0	PSA Executed
DaVita	Medical Office	1	10	$2.6	8.0%	8.4	PSA Executed
Little Caesars	Service Retail	11	17	$9.3	9.4%	20.0	LOI Executed
Tractor Supply	Traditional Retail	5	103	$17.6	7.2%	12.6	LOI Executed
Mountain Express	Service Retail	13	39	$26.2	8.8%	20.0	LOI Executed
Pizza Hut	Service Retail	31	95	$35.2	7.7%	20.0	LOI Executed
2018: Total Pipeline		**71**	**292**	**$104.1**	**7.8%[5]**	**16.6**	

2018: Total Closed + Pipeline		**172**	**731**	**$294.5**	**8.1%[5]**	**16.6**	

Note: Data as of October 15, 2018 and includes pipeline as of October 15, 2018. There can be no assurance these acquisitions will be completed on their current terms, or at all.
1) See Definitions in the appendix for a full description.
2) Represents the contract purchase price and excludes capitalized acquisitions costs per GAAP.
3) Weighted average remaining lease term as of September 30, 2018, is based on square feet.
4) "PSA" is defined as a definitive Purchase and Sale Agreement. "LOI" is defined as a non-binding Letter of Intent.
5) Weighted average based on SF.

American Finance Trust, Inc. 4

American Finance Trust, Inc. IMPROVED SINGLE - TENANT PORTFOLIO We continue to improve the portfolio by opportunistically acquiring service - oriented retail properties with long term leases Note: Data reflects 2017 and 2018 closed dispositions and acquisitions as of September 30, 2018. All data weighted by annualized SLR as o f September 30, 2018. 1) Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of September 30, 20 18, for acquisitions. 5 Metrics Dispositions Acquisitions # of Properties 49 176 Wgt . Average Lease Term Remaining (1) 6 Years 17 Years Service Retail 17% 80% Traditional Retail 0% 5% Distribution 32% 8% Office 51% 7% 2017 & 2018 Transaction Summary Wgt . Average Lease Term Remaining (1) Service Retail Acquisition Focus Recently Acquired Properties 6 Years 17 Years 2017 & 2018 Dispositions 2017 & 2018 Acquisitions Increasing Lease Duration 20% 80% Non-Service Retail Service Retail Increasing Service Retail Concentration

SUNTRUST REDEPLOYMENT INITIATIVE

American Finance Trust

Redeploying proceeds from occupied SunTrust dispositions into accretive acquisitions with improved portfolio metrics

Key Benefits

- ✓ AFIN is under contract to sell 8 occupied SunTrust assets with a weighted average lease term of 9 years at a 5.4% cash cap rate, generating $20.8 million of gross proceeds[1]
  ($4.2 million premium above original purchase price)
- ✓ The disposition of existing SunTrust assets allows AFIN to redeploy proceeds into its current pipeline at accretive cap rates
- ✓ AFIN's acquisition pipeline has a weighted average GAAP cap rate of 7.8%[3] with 17 remaining lease term[3], allowing the company to benefit from attractive spreads compared to the SunTrust dispositions
- ✓ This initiative also allows AFIN to selectively reduce its SunTrust exposure and further diversify its portfolio

Total SunTrust Exposure Post-Sale[2]



8.9%
143 Properties
9/30/2018
8.5%
135 Properties
Post-Sale

Acquisition & Disposition GAAP Cap Rates[4]



6.0%
SunTrust Dispositions
7.8%
Acquisition Pipeline(3)

Wgt. Average Lease Term Remaining[4]



9 years
SunTrust Dispositions
17 years
Acquisition Pipeline (3)

Note: As of September 30, 2018, AFIN owned 164 SunTrust properties which included 21 vacant properties and 143 occupied properties. The Company has signed PSAs or LOIs as of October 15, 2018 to sell 8 of the occupied properties for aggregate gross proceeds of $20.8 million. The analysis above excludes data related to any vacant SunTrust properties.

1) Gross proceeds represents contract sale price exclusive of closing costs and associated mortgage payoffs. Estimated mortgage payoffs related to these dispositions are $7.7 million.
2) Based on annualized SLR.
3) Based on 2018 pipeline as of October 15, 2018. See slide 4 for additional information.
4) Weighted average lease term remaining and GAAP cap rates are based on square feet.

American Finance Trust, Inc. 6

American Finance Trust, Inc. 7 Portfolio of $3.5 billion in real estate assets is concentrated on high - quality retail properties 1) Based on annualized SLR as of September 30, 2018. 2) Contractual rent increases include fixed percent or actual increases, or CPI - indexed increases. See Definitions in the appendix for a full description. Portfolio Metrics Q3’18 Q2’18 Real Estate Investments, at cost $3.5 billion $3.5 billion # of Properties 616 560 Square Feet (SF) 19.2 million 19.0 million Annualized Straight Line Rent (SLR) $245 million $238 million Occupancy (%) 94.2% 94.6% Weighted Average Remaining Lease Term (1) 8.6 Years 8.3 Years Average Annual Rent Escalator (1) (2) 1.4% 1.3% Annualized SLR by Property Type ($) BEST - IN - CLASS PORTFOLIO $88 $34 $31 $75 $17 Retail Distribution Office Power Center Lifestyle Center $245 million Annualized SLR by Sector (%) 74% 14% 12% Retail Industrial / Distribution Office

High - quality service - focused portfolio with long term leases to investment grade tenants (1) Portfolio Metrics Q3’18 Q2’18 Real Estate Investments, at cost $2.0 billion $2.0 billion # of Properties 582 525 Square Feet (SF) 11.8 million 11.5 million Annualized Straight Line Rent (SLR) $153 million $144 million SLR per Leased Sq. Ft. (2) $13.19 $12.67 Occupancy (%) 98.9% 98.3% Weighted Average Remaining Lease Term (2) 10.7 Years 10.5 Years % Investment Grade (3) 79% 80% Average Annual Rent Escalator (2) 1.2% 1.2% American Finance Trust, Inc. 8 SINGLE - TENANT PORTFOLIO 1) See Definitions in the appendix for a full description. 2) Based on annualized SLR. 3) AFIN’s single - tenant portfolio tenants are 50% actual investment grade rated and 29% implied investment grade weighted by annual ized SLR. Single - Tenant Property and Tenant Type (% of SLR) Retail Service Retail Retail Banking 16% 48% Restaurant 15% Gas/Convenience 7% Grocery 6% Pharmacy 3% Auto Services 1% Traditional Retail Home Improvement 3% 9% Discount Retail 3% Furniture 1% Auto Retail 1% Specialty Retail 1% Sporting Goods / Fitness 0% Industrial / Distribution 22% Office 21% Geographic Exposure

MULTI-TENANT PORTFOLIO

American Finance Trust

Well-positioned shopping centers with substantial leasing upside

Portfolio Metrics	Q3'18	Q2'18
Real Estate Investments, at cost	$1.5 billion	$1.5 billion
# of Properties	34	35
Square Feet (SF)	7.4 million	7.5 million
Annualized Straight Line Rent (SLR)	$91 million	$94 million
SLR per Leased Sq. Ft.(1)	$14.18	$14.11
Occupancy (%)	86.7%	88.8%
Weighted Average Remaining Lease Term(1)	5.1 Years	5.1 Years
Average Annual Rent Escalator(1)	1.6%	1.4%

Multi-tenant executed occupancy of 87.5%(2) with a robust leasing pipeline of 15 new leases and renewals under negotiation for 183,000 square feet(3)

Multi-Tenant Property / Tenant Type (% of SLR)

Category	Tenant Type	% of SLR	Total
Experiential / E-Commerce Defensive	Restaurant	14%	49%
	Discount Retail	10%	
	Entertainment	10%	
	Salon / Beauty	5%	
	Grocery	3%	
	Other	7%	
Other Traditional Retail	Specialty Retail	30%	51%
	Wireless / Electronics	6%	
	Department Store	5%	
	Sporting Goods / Fitness	4%	
	Home Improvement	4%	
	Other	2%	

Geographic Exposure



Power Center
Lifestyle Center

1) Based on annualized SLR.
2) Includes occupancy as of September 30, 2018, as defined slide 14 as well as all leases executed by both parties as of September 30, 2018, where the tenant has yet to take possession of the space as of September 30, 2018.
3) Leasing pipeline includes (i) all leases executed by both parties as of October 15, 2018, but after September 30, 2018, and (ii) all leases under negotiation with an executed LOI by both parties as of October 15, 2018. Leasing pipeline includes 11 new leases totaling approximately 171,000 square feet and 4 lease renewals totaling approximately 12,000 square feet. There can be no assurance that such lease will commence. Leasing pipeline should not be considered an indication of future performance.

American Finance Trust, Inc. 9

0% 0% 1% 3% 1% 4% 1% 3% 5% 44% 1% 4% 4% 4% 4% 5% 6% 4% 2% 4% 0% 10% 20% 30% 40% 50% 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 9% 7% 5% 4% 3% 3% 3% 3% 3% 2% 59% 0% 20% 40% 60% 80% x 82% of top ten tenants are investment grade rated (1)(2) x Largest tenant is SunTrust, an investment grade tenant, with a weighted average lease term remaining of 10.7 years (1) • Under contract to sell 8 occupied SunTrust assets at a 25% premium to original purchase price American Finance Trust, Inc. PORTFOLIO TENANT OVERVIEW 1) Based on annualized SLR as of September 30, 2018. 2) See Definitions in the appendix for a full description of investment grade rating. AFIN’s top 10 tenants are 53% actual inves tme nt grade rated and 29% implied investment grade. Top Tenant Overview (1) Portfolio Lease Expiration Schedule (1) Remaining Tenants Moody’s/S&P Credit Rating: Single - Tenant Properties - 10 .7 years weighted average lease term remaining Multi - Tenant Properties – 5.1 years weighted average lease term remaining x Single - tenant portfolio has limited lease expirations through 2022 x Multi - tenant portfolio has balanced lease expirations 10 Baa1 A1 A1 Baa1 Baa1 A3 A2 Ba1 BB - n.a.

Q3 2018 FINANCIAL HIGHLIGHTS

American Finance Trust

Successful upsizing of AFIN's unsecured credit facility by $125 million increasing total commitments to $540 million with $261 million drawn

Debt Capitalization	($mm)
Single-Tenant Mortgages	$943
Multi-Tenant Mortgages	$273
Total Secured Debt	**$1,216**
Revolving Credit Facility	$261
Total Unsecured Debt	**$261**
Total Debt	**$1,477**
Weighted Average Interest Rate[1]	**4.5%**

Upsized Credit Facility to $540 Million

- ✓ Expanded facility affords AFIN additional ability to finance single-tenant net lease and multi-tenant retail assets as it continues to grow its portfolio
- ✓ Low leveraged balance sheet with substantial liquidity provides flexibility to pursue corporate initiatives
- ✓ Attractive interest rate at LIBOR plus an applicable spread ranging from 1.60% to 2.20%[4]
- ✓ Facility extends the Company's debt maturity profile as it matures in 2023[5]

Key Capitalization Metrics	($mm)
Net Debt[2]	$1,416
Real Estate Investments, at cost	$3,514
Net Debt[2] / Adjusted EBITDA[3]	**7.2x**
Net Debt[2] / Gross Asset Value	**38%**

Earnings Summary	($mm)
NOI[3]	**$61.4**
Cash NOI[3]	**$53.0**
Adjusted Funds from Operations (AFFO)[3]	$24.6
Weighted Average Basic Shares Outstanding	105.9

Note: Upsizing occurred on September 25, 2018. Metrics as of and for the three months ended September 30, 2018. Current availability under the credit facility is $98.1 million as of September 30, 2018.
See Definitions in the appendix for a full description of terms.

1) Weighted average interest rate based on balance outstanding as of September 30, 2018.
2) Net debt is defined as total debt less cash and cash equivalents.
3) See appendix for Non-GAAP reconciliations.
4) Depending on the Company's consolidated leverage ratio. Alternatively, the Company's can borrow at a bank rate plus 0.60% to 1.20% credit spread depending on the Company's consolidated leverage ratio.
5) Includes the Company's one-time right to extend the maturity date for an additional term of one year.

American Finance Trust, Inc. 11

American Finance Trust, Inc. 12 EXPERIENCED MANAGEMENT Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association Katie Kurtz Chief Financial Officer, Treasurer and Secretary ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for New York REIT (“NYRT”), a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust

Confidential – Not for Distribution 13 13 Legal Notices

DEFINITIONS

American Finance Trust

Investment Grade Rating: Includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody's analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of October 10, 2018. AFIN's top 10 tenants are 53% actual investment grade rated and 29% implied investment grade.

Gross Asset Value: Total assets plus accumulated depreciation and amortization.

Net Debt: Total debt less cash and cash equivalents.

Annualized SLR: Straight line rent which is annualized and calculated using most recent available lease terms as of September 30, 2018.

Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date indicated.

Executed Occupancy: Includes occupancy as of September 30, 2018 as defined above as well as all leases executed by both parties as of September 30, 2018 that have yet to take possession as of such date.

Rent Escalators: Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases. Based on annualized SLR as of September 30, 2018.

Service Retail: AFIN definition of Service Retail includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors. Public REIT comparable service retail exposure is shown as calculated by Green Street Advisors.

Traditional Retail: AFIN definition of Traditional Retail includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, and sporting goods sectors. Public REIT comparable traditional retail exposure is shown as calculated by Green Street Advisors.

GAAP Cap Rate: GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average GAAP capitalization rate is based upon square feet.

Cash Cap Rate: Cash capitalization rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income that the property will generate under its existing lease. Cash capitalization rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average Cash capitalization rate is based upon square feet.

FFO: We define FFO, a non-GAAP measure, consistent with the standards set forth in the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, but excluding gains or losses from sales of property and real estate related impairments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

American Finance Trust, Inc. 14

American Finance Trust, Inc. 15 DEFINITIONS (CONTINUED) AFFO: In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider more refle cti ve of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business pl an. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gain s a nd losses on investments. In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred fina ncing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impac t o n our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing ope rat ing performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO r epo rted by other REITs that define AFFO differently. Net Debt / Adjusted EBITDA: Represents ratio of net debt as of September 30, 2018 of $1.4 billion, which represents an annualization of the Company’s cal cul ation of its earnings before interest, tax, depreciation and amortization (“EBITDA”) for the three months ended September 30, 2018. EBITDA is defined as F FO, and then adds back Interest Expense and Acquisition Expenses. The Company believes this amount is a reasonable estimate of the Company’s EBITDA for the year ending December 31, 201 8. Net Leverage: Represents “Net Debt” as defined above divided by “Gross Asset Value” as defined above shown as a percentage. NOI: Defined as a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less di scontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquis iti on and transaction - related expenses, depreciation and amortization, other non - cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolid ated joint ventures. Cash NOI: We define Cash NOI as net operating income excluding amortization of above/below market lease intangibles and straight - line adju stments that are included in GAAP lease revenues.

PROJECTIONS

American Finance Trust

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and in future filings with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports.

American Finance Trust, Inc. 16

FORWARD-LOOKING STATEMENTS

American Finance Trust

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q filed from time to time. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in the Advisor or other entities under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"). As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these entities and us, which could negatively impact our operating results.
- The trading price of our Class A common stock may fluctuate and no public market currently exists for shares of our two other classes of outstanding stock, our Class B-1 common stock and our Class B-2 common stock.
- Lincoln Retail REIT Services, LLC ("Lincoln") and its affiliates, which provide services to the Advisor in connection with our retail portfolio, faces conflicts of interest in allocating its employees' time between providing real estate-related services to the Advisor and other programs and activities in which they are presently involved or may be involved in the future.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- Our rental revenue is dependent upon the success and economic viability of our tenants.
- We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the dividends we pay our stockholders, and, as such, we may be forced to fund dividends from other sources, including borrowings, which may not be available on favorable terms, or at all.
- We may be unable to pay or maintain cash dividends at the current rate or increase distributions over time.
- We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates.
- We are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in the credit markets of the United States of America.
- We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes ("REIT"), which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and our cash available for distributions.
- We may be deemed by regulators to be an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act.
- There can be no assurance that executed PSAs or LOIs will be completed on their current terms, or at all.

American Finance Trust, Inc. 17

Confidential – Not for Distribution 18 18 Appendix

American Finance Trust, Inc. 19 NON - GAAP RECONCILIATIONS (in thousands) Three Months Ended September 30, 2018 EBITDA: Net (loss) income (27,291)$ Depreciation and amortization 35,332 Interest expense 17,017 EBITDA 25,058 Adjusted EBITDA: Impairment charges 1,172 Acquisition and transaction related 1,186 Listing fees 4,988 Vesting and conversion of Class B Units 15,786 Share-based compensation — multi-year 2,150 outperformance agreement Gain on sale of real estate investments (1,328) Other income (9) Adjusted EBITDA 49,003 Net Operating Income (NOI): Asset management fees to related party 5,849 General and administrative 6,539 NOI 61,391 Cash Net Operating Income (Cash NOI): Amortization of market lease and other intangibles, net (5,766) Straight-line rent (2,589) Cash NOI 53,036$

American Finance Trust, Inc. 20 NON - GAAP RECONCILIATIONS (in thousands) Three Months Ended September 30, 2018 Funds from operations (FFO): Net (loss) income attributable to stockholders (in accordance with GAAP) (27,245)$ Impairment charges 1,172 Depreciation and amortization 35,332 Gain on sale of real estate investments (1,328) Proportionate share of adjustments for non-controlling interest to arrive at FFO (59) FFO attributable to stockholders 7,872 Adjusted Funds from operations (AFFO): Acquisition and transaction related 1,186 Listing fees 4,988 Vesting and conversion of Class B Units 15,786 Amortization of market lease and other intangibles, net (5,766) Straight-line rent (2,589) Amortization of mortgage premiums on borrowings (857) Share-based compensation — restricted shares 90 Share-based compensation — multi-year outperformance agreement 2,150 Amortization of deferred financing costs, net and change in accrued interest 1,734 Proportionate share of adjustments for non-controlling interest to arrive at AFFO (28) AFFO attributable to stockholders 24,566$